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                                                                     Exhibit 2.1

           PLAN OF REORGANIZATION, PLAN OF MERGER AND MERGER AGREEMENT

         This Plan of Reorganization, Plan of Merger and Merger Agreement (the "Agreement") is entered into as of the 14th day of October, 1999, by and between Union Financial Services, Inc., a Nevada corporation ("UFS") and National Education Loan Network, Inc., a Nevada corporation (the "Corporation").

         WHEREAS, UFS is the sole owner of all of the capital stock ("Company Stock") of the Corporation; and

         WHEREAS, the Corporation is the sole shareholder of NHELP, Inc., a Nevada corporation, NEBHELP, INC., a Nebraska corporation, NHELP-I, Inc., a Nevada corporation, NHELP-II, Inc., a Nevada corporation, NHELP-III, a Nevada corporation, National Higher Education Loan Program, Inc., a Nebraska corporation, and Maine Higher Education Loan Program, Inc. (collectively, the "Subsidiaries"); and

         WHEREAS, the Corporation and the Subsidiaries (collectively, the "Companies") are in the business of acquiring, holding beneficial interests in and financing guaranteed student loans under the Federal Family Educational Loan Program; and

         WHEREAS, the Corporation is desirous of merging with UFS on the terms and conditions set forth herein, with UFS being the surviving corporation of the merger (the "Merger").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

         1.       THE MERGER.

                  (a) Merger of the Corporation into UFS. In accordance with Chapter 92A of the Nevada Revised Statutes, and subject to the terms and conditions set forth herein, on the Effective Date (defined below), the Corporation shall be merged with and into UFS, which shall be the surviving corporation and whose name shall continue to be "Union Financial Services, Inc."

                  (b)      Intention of the Parties.

                           (i) It is the intention of the parties that the ownership of the Corporation and its business as a going concern, its good will and all properties, assets and rights wheresoever located, including those reflected in the Corporation's Financial Statements (as defined below), shall be transferred, as part of the merger described herein, to UFS as provided herein as of the Closing Date and remain the business, goodwill, properties, assets and rights of UFS as of and after the Closing Date.

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                           (ii)     It is the intention of the parties that this
         transaction qualify as a tax free reorganization within the meaning of the Internal Revenue Code of 1986, as amended. The parties hereto agree to amend or modify this Agreement in any reasonable manner necessary or appropriate to accomplish such tax free reorganization.

         2. CONVERSION AND EXCHANGE OF SHARES. As of the Effective Date, by virtue of the Merger and without any action on the part of UFS, the Corporation, or any holder of the outstanding shares of the corporations participating in the Merger:

                  (a) Conversion of Company Stock. Each outstanding share of the Company Stock issued and outstanding immediately prior to the Effective Date (defined below) shall be canceled and extinguished, and shall cease to exist by virtue of the Merger and without any action on the part of the holders thereof.

                  (b) Surrender of Share Certificates. On the Effective Date, the Corporation's shareholders shall surrender any and all outstanding certificates theretofor representing shares of the Company Stock to UFS together with any and all documents required by Section 4.

                  (c) Articles of Incorporation and Bylaws. On the Effective Date (as hereinafter defined), the Articles of Incorporation of UFS, as in effect immediately prior to the Effective Date, shall not be amended by this Agreement, and until further amended shall be and remain the Articles of Incorporation of UFS. At the Effective Date, the Bylaws of the Corporation shall be and remain the Bylaws of UFS until altered, amended or repealed.

                  (d) Directors and Officers. From and after the Effective Date, until successors are duly elected or appointed in accordance with the applicable law and the bylaws, the directors and officers of UFS on the Effective Date shall continue to be the directors and officers of UFS.

                  (e) UFS. On the Effective Date, the separate existence of the Corporation shall cease and the Corporation shall be merged with and into UFS. UFS shall, from and after the Effective Date, possess all the rights, privileges, powers and franchises of whatsoever nature and description, as well of a public as of a private nature, and subject to all of the restrictions, disabilities and duties of each of UFS and the Corporation (the "Constituent Corporations"), and all rights, privileges, powers and franchises of each of the Constituent Corporations on whatever account as well as for stock subscription as all other things in action or belonging to each of the Constituent Corporations shall be vested in UFS; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of UFS as they were of the several and respective Constituent Corporations shall not revert or be in any way or impaired by reason of such merger. All rights of creditors and all liens upon property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the Constituent Corporations shall thenceforth attach to UFS, and may be enforced against it to the same extent as if such said debts, liabilities, and duties have been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal, or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if such merger had not taken place or UFS may

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be substituted in such action or proceeding. In addition, any reference to either UFS or to the Corporation in any agreement or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to UFS if not inconsistent with the other provisions of the agreement or document.

                  (f) Method of Effecting Merger and Effective Date. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Nevada, for filing, Articles of Merger in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of Chapter 92A of the Nevada Revised Statutes. The Merger shall be effective (the "Effective Date") upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada.

                  (g) Additional Actions. If, at any time after the Effective Date, UFS shall consider or be advised that any further deeds, assignments, or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in UFS its right, title, or interest in, to or under any of the rights, properties, or assets of the Corporation and the Subsidiaries, or (ii) otherwise carry out the purposes of this Agreement, the Corporation and its officers and directors shall be deemed to have granted to UFS an irrevocable power of attorney to execute and deliver all such deeds, assignments, or assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in UFS and otherwise to carry out the purposes of this Agreement, and the officers and directors of UFS are authorized in the name of the Corporation or otherwise to take any and all such action.

         3. CLOSING. Unless otherwise agreed to by written agreement of the parties to this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on October 14, 1999 (the "Closing Date").

         4. EXECUTION AND DELIVERY OF CLOSING DOCUMENTS. At the Closing, the parties shall execute and deliver each agreement and instrument required by this Agreement to be executed and delivered and not then previously accomplished. At the Effective Date, the Corporation shall execute and deliver, or cause to be executed and delivered, the following:

                  (i) the certificate or certificates representing all issued and outstanding shares of Company Stock as may be in the Corporation's possession together with such endorsements, letters of tender and transmittal, stock powers and other documents as UFS shall reasonably request;

                  (ii) the certificate or certificates representing the stock of the Subsidiaries and the corporate minute book for each of the Subsidiaries; and

                  (iii) such other instruments and documents as may, in the opinion of counsel for UFS, be reasonably necessary to fully consummate the Merger and the other transactions contemplated by this Agreement.

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         5.       FURTHER ASSURANCES. At and after the Closing, the parties
hereto shall execute and deliver such additional documents and take such additional actions as may be reasonably necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in UFS complete ownership of the Corporation.

         6. REPRESENTATION AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to UFS with regard to the Companies, as follows:

                  (a)      Organization and Good Standing of the Companies.

                           (i) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Nevada.

                           (ii) The Subsidiaries are corporations which are duly organized, validly existing and in good standing under the laws of their respective states of incorporation.

                  (b) Subsidiaries and Other Investments. None of the Companies owns, directly or indirectly, any of the capital stock of any other corporation or any equity, participation, or other interest in any corporation, partnership, joint venture or other noncorporate entity, except that the Corporation is the owner of all of the capital stock of each of the Subsidiaries, and except for NEBHELP, INC.'s interest in the NEBHELP Trust and NHELP-II, Inc.'s membership in NHELP-II, LLC.

                  (c) Power and Authority. The Corporation has the corporate power and authority, and possesses all licenses and permits required by governmental authorities, to own, lease and operate its properties and assets and to carry on its business as currently being conducted, and all the licenses and permits of the Corporation are presently valid and in good standing and no other licenses, permits or certificates are required for the operation of any of the Corporation's assets used in connection with the Corporation's business.

                  (d) Authority and Validity. The Corporation has the legal capacity and authority to execute, deliver and perform its obligations under this Agreement and the other documents executed or required to be executed by the Corporation in connection with this Agreement.

                  (e) Binding Effect. This Agreement and the other documents executed or required to be executed by the Corporation in connection with this Agreement are, or will be when executed and delivered, the legal, valid and binding obligations of the Corporation, enforceable in accordance with their respective terms.

                  (f) Compliance with Laws. The Corporation and the Subsidiaries are in compliance with all laws applicable to its business and assets, except where such would not have a material adverse effect on such business or assets.

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                  (g)      Financial Statements. The Corporation has delivered
to UFS true, correct and complete copies of financial statements of the Corporation (the "Financial Statements"). The Financial Statements present fairly in all material respects the assets, liabilities, and financial position of the Corporation as of the date thereof and the results from operations for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis.

                  (h) No Material Undisclosed Liabilities. There is no material liability as defined by generally accepted accounting practices, loss, contingency, contractual liability or obligation of the Corporation of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are fully reflected, accrued or reserved against the Financial Statements, for which the reserves are appropriate and reasonable.

                  (i) Survival of Representations. The representations and warranties made within this Agreement will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, and said representations and warranties shall survive the Closing and not merge into the closing documents but shall be in addition to these documents.

         7. REPRESENTATIONS AND WARRANTIES OF UFS. UFS represents and warrants to the Corporation as follows:

                  (a) Organization and Good Standing of UFS. UFS is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.

                  (b) Power and Authority. UFS has the corporate power and authority to merge with the Corporation and to assume the obligations to be performed by it hereunder, to own, lease and operate its properties and assets and to carry on its business as currently being conducted, and to consummate the transaction herein contemplated.

                  (c) Binding Effect. This Agreement and the other documents executed or required to be executed by UFS in connection with this Agreement are, or will be when executed and delivered, the legal, valid and binding obligations of UFS, enforceable in accordance with their respective terms. The execution of this Agreement and the performance by UFS of the various terms and provisions hereof will not violate the Articles of Incorporation or Bylaws of UFS or any material indenture contract or other instrument to which UFS is bound or require the consent of any third party or that such consent will be obtained within a reasonable time after Closing.

         8. ENTIRE AGREEMENT. This Agreement and any Exhibits attached hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions.

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         9.       COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         10. NOTICES. All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, or by verifiable overnight delivery postage prepaid, or by facsimile transmission with receipt acknowledged, or transmitted by hand delivery, addressed as follows:

                  If to UFS:

                           Union Financial Services, Inc.
                           Attention: Ronald W. Page
                           1801 California Ste 3920
                           Denver CO 80202
                           Telephone: (303) 292-6930
                           Facsimile: (303) 292-0995

                  If to the Corporation:

                           National Education Loan Network, Inc.
                           Attention: Don Bouc
                           121 S. 13th Street, Ste. 301
                           Lincoln Square
                           Lincoln, NE 68508
                           Telephone: (402) 458-2300
                           Facsimile: (402) 458-2399

Each party may designate by notice in writing a new address to which any communication may thereafter be so given, served or sent. Each notice or communication that is mailed or delivered in the manner described above shall be deemed given at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         11. SUCCESSORS AND ASSIGNS. This Agreement and the rights, interest, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including but not limited to successors and assigns by merger, purchase, liquidation or other acquisition or disposition.

         12. WAIVER OF MAILING REQUIREMENT. UFS, as the sole shareholder of the Company Stock, hereby waives the requirement of mailing the Articles of Merger pursuant to Section 92A.180 Nevada Revised Statutes.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         Union Financial Services, Inc.

                                           /s/ Stephen Butterfield
                                  By:    ________________________________

                                          President
                                  Title: ________________________________


                                         National Education Loan Network, Inc.

                                         /s/ Don Bouc
                                  By:    ________________________________
                                         Don Bouc, President

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